UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLAZA RESOURCES INC.
(Exact name of Registrant as Specified in its Charter)

NEVADA	20-3629431
(State of other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3830 8th Street SW, Calgary, Alberta, Canada T2T 3A9 Phone: (403) 630-3830

(Address and telephone number of principal executive offices)

3830 8th Street SW, Calgary, Alberta, Canada T2T 3A9

(Address of principal place of business or intended principal place of business)

The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511 Phone: (702) 688-3061

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Dollar Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Shares	$1,212,000	$0.30	$1,212,000	$130.00

(1)	This price was arbitrarily determined by Plaza Resources Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

SUBJECT TO COMPLETION, DATED <>, 2006

PROSPECTUS

PLAZA RESOURCES INC.

4,040,000 SHARES

OF COMMON STOCK

INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Plaza Resources Inc. will not receive any proceeds from this offering and has not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.30 per share.  This offering will be sold from time to time after this Registration Statement becomes effective.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.30	None	$0.30
Total	$1,212,000	None	$1,212,000

Our common stock is presently not quoted on any market or securities exchange.  The sales price to the public is fixed at $0.30 per share until such time as the shares of our common stock are quoted on the NASD Over-the-Counter Bulletin Board.  Although we intend to apply for quotation of our common stock on the NASD Over-the-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes quoted on the NASD Over-the-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

Please refer to “Risk Factors” on page 8 of this prospectus for details regarding the risks related to our financial condition and business model as well as risks generally associated with the mining exploration industry.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS:  DECEMBER 12, 2006

Item 3:   Summary Information and Risk Factors

Plaza Resources Inc.

We were incorporated on October 5, 2005 with the intention of acquiring mineral exploration projects.  On February 15, 2006 we entered into a sale and acquisition agreement whereby we acquired a 100% interest in one (1) unpatented mineral claim, representing 378.194 hectares, known as the Ruby Creek Claim.  The Ruby Creek Claim is located east of Harrison Lake in the New Westminster Mining District, British Columbia, Canada.

“Unpatented mineral claim” means a plot of ground that “acquires” the right to the minerals which were available at the time of location.  The title holder has the right to use the surface of the claim for mining purposes only.  Located (staked) mineral claims are referred to as “unpatented” claims.  Title to unpatented claims are issued and administered by the British Columbia Mineral Titles Branch, Ministry of Energy and Mines.  More disclosure respecting the administration of mining claims in British Columbia can be found on page 34.

We purchased the Ruby Creek Claim from Nicholson and Associates Natural Resources Development Inc. (“Nicholson”) of Vancouver, British Columbia for $7,500, inclusive of the assessment costs, which sum consisted of geological report costs of $2,000, and a property purchase payment of $5,500.  Our interest in the Ruby Creek Claim is subject only to a 2-1/2% NSRR and a 7-1/2% GRRR.  Of the NSRR, 1-1/2% can be acquired by us for $1,000,000 if paid within 12 months from Commencement of Commercial Production on the Ruby Creek Claim.  Advance royalties of $25,000 will be paid to Nicholson annually commencing on February 15, 2009.  The following are definitions relating to the royalties payable by us to Nicholson pursuant to the acquisition of the Ruby Creek Claim:

GRR	means the gross rock revenue to us for the sale of sand, rock or gravel mineral product from the Ruby Creek Claim.

GRRR	means the amount in dollars calculated by multiplying the 7-1/2% royalty payable by us to Nicholson as a condition of acquiring the Ruby Creek Claim, times the GRR.

Gross Rock Revenue

means, for any period, the difference between:

(a)    the sum of the gross proceeds received by us in that period from the sale of sand, rock or gravel produced from the Ruby Creek Claims less

(b)     the sum of:

          (i)     the sum of any advance royalties paid;

          (ii)    any insurance costs in connection with shipping such sand, rock or gravel;

          (iii)   any costs of transport;

          (iv)  all costs associated with such sales involving handling, weighing, sampling, termination of water content, insuring and packaging;

          (v)    the costs of marketing, adjusted for rebates or allowance made or given;

          (vi)  any sales, severance, gross production, privilege or similar taxes (other than income taxes or mining taxes based on income) assessed on or in connection with the sand, rock or gravel or the value thereof; and

          (vii) any treatment, beneficiation or other charges or penalties deducted by any purchaser to whom such sand, rock or gravel is shipped that have not been previously deducted in the computation of gross proceeds.

NSR	means the net smelter return to us of mineral product from the refiner that makes the final usable metal product.

NSRR	means the amount in dollars calculated by multiplying the 2-1/2% royalty payable by us to Nicholson as a condition of acquiring the Ruby Creek Claim, times the NSR.

Net Smelter Return

means the aggregate proceeds received by us from time to time from any smelter or other purchaser from the sale of any ores, concentrates, metals or any other material of commercial value produced from the Ruby Creek Claim, whether in testing, partial production or full production, after deducting from such proceeds, costs such as shipping, insurance and smelter penalties.

Our plan of operations is to conduct mineral exploration activities on the Ruby Creek Claim in order to assess whether it possesses commercially exploitable mineral deposits.  Our initial two phase exploration program of geological review and exploration is designed to develop a detailed geological base model for the Ruby Creek Claim.  We have not, nor has any predecessor, identified any commercially exploitable reserves of minerals on the Ruby Creek Claim.  We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on the Ruby Creek Claim.

A geology report dated February 15, 2006 (the “Report”) was prepared for us by William G. Timmins, P.Eng..  The Report contains particulars of recent sampling and geological investigation of the area and recommends a budget for a two phase work program on the Ruby Creek Claim of approximately $8,968 (Cdn$10,000) - $4,484 (Cdn$5,000) for Phase I, $4,484 (Cdn$5,000) for Phase II.  The Report concludes that both Phases I and II are necessary to make an initial evaluation of the Ruby Creek Claim and to select drill targets.  We have not yet commenced the Phase I program.  We intend to complete the Phase I program by May 2007 and carry out the Phase II program in the summer of 2007.  It is expected that a Phase I report will be received by us June 2007.

At this time, we are uncertain of the number of mineral exploration phases we will conduct before concluding that there are, or are not, commercially viable minerals on the Ruby Creek Claim.  Further phases beyond the current initial exploration program will be dependent upon a number of factors such as our consulting geologist’s recommendations based upon ongoing exploration program results and our available funds.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations.  From our inception through September 30, 2006 we have incurred a net loss of $42,652.  We attribute our net loss to having no revenues to offset our expenses from professional fees related to the creation and operation of our business and the filing of this registration statement.

We have sufficient funds to take us through Phases I and II of our initial exploration program.  Our working capital is not sufficient to enable us to perform further exploration phases beyond the first geological exploration of the property.  Accordingly, we will require additional financing in the event that further exploration is needed.

We were incorporated on October 5, 2005 under the laws of the state of Nevada. Our principal offices are located at 3830 8th Street SW, Calgary, Alberta, Canada T2T 3A9. Our phone number is (403) 630-3830. Our fax number is (403) 229-3160.

The Offering

Securities Being Offered:	Up to 4,040,000 shares of our common stock, held by existing shareholders. The offering price of the common stock is $0.30 per share.

Offering Price and Alternative Plan of Distribution:

We intend to apply to the NASD Over-the-Counter Bulletin Board to allow the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  If our common stock becomes so quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares to be Sold in this Offering:	None

Security Issued and To Be Issued:

10,030,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary of Financial Information:

Balance Sheet Data September 30, 2006 (Audited)	From October 5, 2005 (date of inception) to September 30, 2006 (Audited)
Cash	37,036
Total Assets	42,048
Liabilities	(200)
Total Stockholders’ Equity	41,848
Accumulated Deficit	(42,652)

Operating Data	From October 5, 2005 (date of inception) to September 30, 2006 (Audited

Revenue	Nil
Net Loss for Period	(42,652)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business will fail.

As of September 30, 2006, we had cash in the amount of $37,036.  We currently do not have any operations and we have no income.  Our business plan calls for expenses in connection with the exploration of our mineral claim.  For the next year of operations, our current operating funds should be sufficient to carry out Phase I and II of our exploration program on the Ruby Creek Claim, in addition to providing funds for anticipated operating overheads, professional fees and regulatory filing fees.  In order for us to perform any further exploration or extensive testing past the initial two phase program, we will need to obtain additional financing to complete the follow-up programs.  We will also require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Ruby Creek Claim into commercial production.  We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  Obtaining additional financing would be subject to a number of factors, including the market prices for platinum, copper and nickel and the costs of exploring for or mining these materials.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

As discussed by the auditors in Note 1 to the financial statements, we have not generated any revenue or profitable operations since inception and will need equity financing to begin realizing upon its business plan.  These factors raise substantial doubt about our ability to continue as a going concern.  Our plans in regard to these matters are also discussed in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our independent auditors have stated in their audit report that there is substantial doubt concerning our ability to continue as a going concern.

Because we will need additional financing to fund our extensive exploration activities there is substantial doubt about our ability to continue as a going concern.

We have incurred a net loss of $42,652 for the period from October 5, 2005 (date of inception) to September 30, 2006, and have no revenues.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of our mineral claims.  These factors raise substantial doubt that we will be able to continue as a going concern.

Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.  The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of mineral deposits.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  At the present time we have no coverage to insure against these hazards.  The payment of such liabilities may have a material adverse effect on our financial position.

Because our president and our secretary have only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

James MacPherson, our president, currently devotes 2 to 4 hours per week to our business affairs. Gavin Roy, our secretary, currently devotes 2 to 4 hours to our business affairs. If the demands of our business require it, Messrs. MacPherson and Roy are both prepared to adjust their timetables to devote more time to our business. However, neither of them may be able to devote more time to our affairs when needed. It is possible that the demands of their other interests will increase, with the result that one or both would no longer be able to devote sufficient time to the management of our business. Competing demands on their time may lead to a divergence between their interests and the interests of other shareholders.

Risks Related to Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase.

There are several governmental regulations that materially restrict mineral exploration or exploitation.  We will be subject to the Mining Act of British Columbia as we carry out our exploration programs.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.  While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our proposed exploration program.  Permits for the initial phases of exploration work in the Ruby Creek Claim has been received.

Because the Province of British Columbia owns the land covered by our mineral claims and native land claims might affect our title to the mineral claims or to British Columbia’s title to the property, our business plan may fail.

We are unaware of any outstanding native land claims on the Ruby Creek Claim.  However, it is possible that a native land claim could be made in the future.  The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining.  Should we encounter a situation where a native person or group claims an interest in our claims, we may be able to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims.  In either case, the costs and/or losses could be greater than our financial capacity and our business would fail.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop.  We currently plan to apply for quotation of our common stock on the NASD Over-the-Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, our shares may never be quoted on the bulletin board or, if quoted, a public market may not materialize.  If our common stock is not quoted on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 4,040,000 shares of our common stock through this prospectus.  Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline.  Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent approximately 40.3% of the common shares outstanding as of the date of this prospectus.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in this Risk Factors section and elsewhere in this prospectus.

Item 4:   Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Item 5:   Determination of Offering Price

The $0.30 per share offering price of our common stock was arbitrarily chosen.  The last sales price of our stock from our most recent private placement offering of common stock was $0.25.  There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD Over-the-Counter Bulletin Board to allow the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part.  If our common stock becomes so quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Item 6:   Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Item 7:   Selling Security Holders

The selling security holders named in this prospectus are offering all of the 4,040,000 shares of common stock offered through this prospectus, which shares were acquired by the selling shareholders from us in offerings that were exempt from registration under Regulation S of the Securities Act of 1933 and were completed on May 31, 2006 as to 4,010,000 shares and on June 8, 2006 as to 30,000 shares.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of September 30, 2006, including:

(1)	the number of shares owned by each prior to this offering;
(2)	the total number of shares that are to be offered by each;
(3)	the total number of shares that will be owned by each upon completion of the offering;
(4)	the percentage owned by each upon completion of the offering; and
(5)	the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in the table assume that none of the selling shareholders sell shares of common stock not being offered in this prospectus or purchase additional shares of common stock, and assume that all shares offered are sold.

Name and Address of Selling Shareholder (All Canadian Residents)	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Dorothy Cameron 3830 8th Street S.W. Calgary, Alberta T2T 3A9	990,000	990,000	Nil	Nil
Ian Hamilton 3826 Bayridge Avenue West Vancouver, B.C. V7V 3J2	145,833	145,833	Nil	Nil
H.Z. Mortgage Corp. (1) 3826 Bayridge Avenue West Vancouver, B.C. V7V 3J2	354,167	354,167	Nil	Nil
Michelle MacPherson 18 Aspen Ridge Cr. S.W. Calgary, Alberta T3H 5J8	990,000	990,000	Nil	Nil
Stewart MacPherson 105 Royal Oak Court N.W. Calgary, Alberta T3G 5V4	990,000	400,000	Nil	Nil
Christine MacPherson 105 Royal Oak Court N.W. Calgary, Alberta T3G 5V4	540,000	540,000	Nil	Nil
Fred Baker 301-1710 Bayshore Drive Vancouver, B.C. V6G 3G4	1000	1,000	Nil	Nil

Erik Benson 2407 East 49th Avenue Vancouver, B.C. V5S 1J3	1,000	1,000	Nil	Nil
Michael Burt Site 7 Box 12 RR2 Okotoks, Alberta T1S 1A2	1,000	1,000	Nil	Nil
Andrew Britnell 750 Sutherland Avenue North Vancouver, B.C. V7L 3Z9	1,000	1,000	Nil	Nil
Hillary Carder 3719 2nd Avenue West Vancouver, B.C. V6R 1J8	1,000	1,000	Nil	Nil
Andrew Dempsey 3719 2nd Avenue West Vancouver, B.C. V6R 1J8	1,000	1,000	Nil	Nil
Michael de Phyffer 4641 Woodburn Road West Vancouver, B.C. V7S 2W7	1,000	1,000	Nil	Nil
Omar Diaz 3990 Capilano Road North Vancouver, B.C. V7R 4S2	1,000	1,000	Nil	Nil
John Gray #110-4750 Arbutus Street Vancouver, B.C. V6J 4A4	1,000	1,000	Nil	Nil
Amanda Hamilton 3826 Bayridge Avenue West Vancouver, B.C. V7V 3J2	1,000	1,000	Nil	Nil
Geoffrey Hamilton 1305 Moody Avenue North Vancouver, B.C. V7L 3T5	1,000	1,000	Nil	Nil
David Hayden 615 21st N.W. Calgary, Alberta T2N 4K2	1,000	1,000	Nil	Nil

Stephen Hayden 2009 6th Ave N.W. Calgary, Alberta T2N 0W6	1,000	1,000	Nil	Nil
Colleen Gray-Hewett 1660 Kilkenny Road North Vancouver, B.C. V7J 1T7	1,000	1,000	Nil	Nil
Mark-Hewett 1660 Kilkenny Road North Vancouver, B.C. V7J 1T7	1,000	1,000	Nil	Nil
Vivian Katsuris 2245 West 13th Avenue Vancouver, B.C. V6K 2S4	1,000	1,000	Nil	Nil
Melody MacDonald 39809 No Name Road Squamish, B.C. V6N 1T0	1,000	1,000	Nil	Nil
Stanley McBride 1801-92 Avenue S.W. Calgary, Alberta T2V 5C6	1,000	1,000	Nil	Nil
Andrew McDougall #70-7488 Southwynde Avenue Burnaby, B.C. V3N 5C6	1,000	1,000	Nil	Nil
Tejbir Nat 5788 Culloden Street Vancouver, B.C. V5W 3S2	2,000	2,000	Nil	Nil
Joanne Rowe 2009 6th Avenue N.W. Calgary, Alberta T2N 0W6	1,000	1,000	Nil	Nil
Andreas Sandell 39809 No Name Road Squamish, B.C. V6N 1T0	1,000	1,000	Nil	Nil

Rick Sanderson 1850 West 8th Avenue Vancouver, B.C. V6J 5G3	1,000	1,000	Nil	Nil
Melanie Sharpe 247 Midvalley Way S.E. Calgary, Alberta T2X 1J7	1,000	1,000	Nil	Nil
Norm Starnes 68 Inverness Lane S.E. Calgary, Alberta	1,000	1,000	Nil	Nil
Walter Stipic 1400-1500 West Georgia Vancouver, B.C. V6G 2Z6	1,000	1,000	Nil	Nil
Ringside Fitness Inc. (2) 5342 Eglington Street Burnaby, B.C. V5G 2B2	1,000	1,000	Nil	Nil
Gary Walters 5620 Gilpin Street Burnaby, B.C. V5G 2H9	1,000	1,000	Nil	Nil
Ken Van Boeyen 309-2665 Broadway Vancouver, B.C.	1,000	1,000	Nil	Nil

(1)   H.Z. Mortgage Corp. is a private British Columbia company controlled by Janice Kelly

(2)   Ringside Fitness Inc. is a private British Columbia company controlled by Dale Walters

None of the selling shareholders: (i) has had a material relationship with us other than as a shareholder at any time within the past three years; or (ii) has been one of our officers or directors.

Item 8:   Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

(a)	on such public markets or exchanges as the common stock may from time to time be trading;
(b)	in privately negotiated transactions;
(c)	through the writing of options on the common stock;
(d)	in short sales; or
(e)	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.30 per share until such time as the shares of our common stock become quoted on the NASD Over-the-Counter Bulletin Board or another exchange.  Although we intend to apply for quotation of our common stock on the NASD Over-the-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes quoted on the NASD Over-the-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

(1)	the market price of our common stock prevailing at the time of sale;
(2)	a price related to such prevailing market price of our common stock; or
(3)	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.  The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock, from such purchaser.  The selling shareholders will likely pay the usual and customary brokerage fees for such services.  If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  We anticipate that we will pay approximately $35,000 in offering expenses on behalf of the selling shareholders.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(1)	not engage in any stabilization activities in connection with our common stock;
(2)	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
(3)	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Item 9:   Legal Proceedings

We are not currently a party to any legal proceedings.

Item 10:   Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of September 30, 2006 are as follows:

Directors

Name of Director	Age
Donald Cameron	49
Gavin Roy	40

Executive Officers
Name of Officer	Age	Office
James MacPherson	42	President
Gavin Roy	40	Secretary and Treasurer

Control Persons
Name of Control Person		Percentage of Outstanding Shares
James MacPherson	42	9.9%
Donald Cameron	49	24.9%
Gavin Roy	40	24.9%

Set forth below is a brief description of the background and business experience of our executive officers and directors.

James MacPherson has been our president since our inception on October 5, 2005.  Mr. MacPherson is 42 years old, is a Professional Engineer with a degree from the University of Montana. Since 1994, he has worked primarily in the oil and gas industry.  For the past four years he has been the owner of Caledonia Environmental which has been involved in the design and development of large oil sands projects in north-eastern Alberta, Canada. Mr. MacPherson is also involved in several oil and gas exploration partnerships in the western sedimentary basin. Since joining us, Mr. MacPherson has devoted 2 to 4 hours per week dealing with our affairs.

Donald Cameron has been a director since our inception on October 5, 2005.  Mr. Cameron is 49 years old and holds a bachelors of arts degree from Queens University. Mr. Cameron spent 14 years of his career with Loblaws, Canada’s largest food distributor, as director of operations.  Mr. Cameron then joined Sobeys Inc., another leading Canadian food distributor, as senior vice president of development. Mr. Cameron is currently the president of Campton Exploration, a producing junior oil and gas company in Calgary, Alberta. Since joining us, Mr. Cameron has devoted 2 hours per week dealing with our affairs.

Gavin Roy has been our secretary, treasurer and a director since our inception on October 5, 2005.  Mr. Roy is 40 years old and brings extensive experience in the financial services business.  Mr. Roy is currently the principal of Magellan Management Company, a venture capital firm in Vancouver, British  Columbia.  Prior to forming Magellan  Management in 2005, Mr. Roy's principal  occupation  during the previous five years has been as an investment advisor. Mr. Roy has been a registrant in Canada with the British Columbia, Alberta, Saskatchewan and Ontario securities commissions. Since joining us, Mr. Roy has devoted 2 to 4 hours per week dealing with our affairs.

We do not presently pay our officers or directors any salary or consulting fees.

Control Persons

James McPherson, Donald Cameron and Gavin Roy have been control persons of the Company since October 5, 2005.  See “Certain Relationships and Related Transactions” for details respecting the acquisition of their control positions in the Company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no employees other than our directors and officers.

We conduct our business through verbal agreements with consultants and arms-length third parties.  Current arrangements in place include the following:

(1)

A verbal agreement with our consulting geologist, which includes his reviewing all of the results from the exploratory work performed on the site and making recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologists performing similar consulting services.

(2)

A verbal agreement with our outside auditors to perform requested accounting functions at their normal and customary rates.

Item 11:   Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 30, 2006 by:

(1)	each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities;
(2)	each of our directors;
(3)	named executive officers; and
(4)	officers and directors as a group.

At this time, six shareholders fall within these categories: The shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	No. of Shares	Percentage of Class(1)
Common Stock	James MacPherson 18 Aspen Ridge Cresent S.W. Calgary Alberta T3H 5J8	990,000	9.9%
Common Stock	Donald Cameron 3830 8 Street S.W. Calgary, Alberta T2T 3A9	2,500,000	24.9%
Common Stock	Gavin Roy 7425 Arbutus Street Vancouver, B.C. V6P 5T2	2,500,000	24.9%
Common Stock	All Officers and Directors as a group (three people)	5,990,000	59.7%

(1)  The percentage of class is based on 10,030,000 shares of common stock issued and outstanding as of September 30, 2006.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Item 12:   Description of Securities

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share. As at September 30, 2006, there were 10,030,000 shares of our common stock issued and outstanding, held by 38 stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Except as otherwise required by law the holders of our common stock will possess all voting power.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.  Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued, and do not have outstanding, any warrants to purchase shares of our common stock.

Options

We have not issued, and do not have outstanding, any options to purchase shares of our common stock.

Convertible Securities

We have not issued, and do not have outstanding, any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our Articles of Incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things.  The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute currently does not apply to our company.

Item 13:   Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of it is parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Manning Elliott, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Manning Elliott has presented their report with respect to our audited financial statements.  The report of Manning Elliott is included in reliance upon their authority as experts in accounting and auditing.

William G. Timmins, a professional consulting geologist, has provided us with a geology report on the Ruby Creek Claim.  He has no interest, nor does he expect any interest in our property or securities.

Item 14:   Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court’s decision.

Currency

The Company’s reporting currency is the United States dollar.  References to “Cdn Dollars”, or “Cdn$” are to the currency of Canada.  Solely for the convenience of the reader, this Form SB-2 contains translations of certain US Dollar amounts into Cdn Dollar amounts at specified rates.

Currency Exchange Rate Information:

The rate of exchange means that noon buying rate in New York City for cable transfer in Canadian dollars as certified for customs proposed by the Federal Reserve Bank of New York.  The average rate means the average of the exchange rates on the last date of each month during a year.

	2006	2005	2004	2003	2002
High	1.1726	1.2703	1.3968	1.5747	1.6003
Low	1.0989	1.1507	1.2692	1.3484	1.5593
Average for Period	1.1266	1.2083	1.3402	1.4615	1.5597
End of Period	1.1151	1.1656	1.3404	1.3484	1.5593

The exchange rate on September 30, 2006 was $1.1151.

The high and low exchange rates for the most recent six months are as follows:

	September	August	July	June	May	April
High	1.1272	1.1312	1.1415	1.1241	1.1232	1.1718
Low	1.1052	1.1066	1.1112	1.0991	1.0989	1.1203

Item 15:   Organization Within the Last Five Years

We were incorporated on October 5, 2005 under the laws of the state of Nevada.

We purchased all right, title and interest in one unpatented claim consisting of 378.194 hectares located east of Harrison Lake in the New Westminster Mining District, British Columbia, Canada, from Nicholson by agreement dated February 15, 2006, subject to a 2-1/2% NSRR and a 7-1/2% GRRR to Nicholson.  Of the NSRR, 1-1/2% may be acquired by us from Nicholson for $1,000,000 within 12 months from Commencement of Commercial Production.  Advance royalties of $25,000 shall be paid annually commencing on February 15, 2009.  Nicholson is at arm’s length to the Company.  Nicholson has agreed to provide us with geological consulting services for the Ruby Creek Claim and to maintain the claims in good standing for at least 24 months from the date of claim recording.

Item 16:   Description of Business

In General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties.  We own a 100% interest in one unpatented mineral claim consisting of 378.194 hectares that we refer to as the Ruby Creek Claim, subject to the NSRR and GRRR described above under “Organization Within the Last Five Years”.  An initial two phase exploration program on the Ruby Creek Claim is required before a final determination as to its viability can be made.  Although exploratory work in the area of the Ruby Creek Claim conducted by others has indicated some potential showings of mineralization, we are uncertain as to the reproducibility of these prior exploration results and thus we are uncertain as to the potential existence of a commercially viable mineral deposit existing on our mineral claim.  No recent exploration work has been reported in the vicinity of the Ruby Creek Claim.

Our plan of operations is to carry out an initial exploration program on the Ruby Creek Claim in order to ascertain whether it possesses a commercially exploitable mineral deposit.  We will not be able to determine whether or not our mineral claim contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Glossary of Terms

The following is a glossary of terms used in the Report on the Ruby Creek Claim:

“alteration”	means chemical and mineralogical changes in a rock mass resulting from reaction with hydrothermal fluids or changes in pressure and temperature;
“anomalous”

is an adjective describing a sample, location or area at which either (i) the concentration of an element(s) or (ii) a geophysical measurement is significantly different from (generally higher than) the average background concentration in an area.  Although it may not constitute mineralization, an anomalous sample or area may be used as a guide to the possible location of mineralization;

“assay”	means an analysis to determine the presence, absence or quantity of one or more elemental components;
“basalt”	means a dark-colored igneous rock, commonly extrusive; the fine-grained equivalent of gabbro;
“breccia”	means a coarse grained rock composed of large, >2mm angular rock fragments that have been cemented together in a fine grained matrix;
“Craton”	means a part of the earth’s crust that has attained stability and has been little deformed for a long time;
“coeval”	means of the same age;
“deposit”

means a mineralized body which has been physically delineated by sufficient drilling, trenching, and/or underground work and found to contain a sufficient average grade of metal or metals to warrant further exploration and/or development expenditures.  Such a deposit does not qualify as a commercially mineable ore body, or as containing ore reserves, until final legal, technical, and economic factors have been resolved;

“disseminated”	means fine particles of a mineral dispersed throughout the host rock;
“dolomite”	means a common rock-forming mineral; most dolomite being associated and often interbedded with limestone;

“exploration”	is the prospecting, mapping, sampling, remote sensing, geophysical surveying, diamond drilling and other work involved in the searching of ore bodies;
“dyke”	means a tabular body of igneous rock that cuts across the structure of adjacent rocks or cuts massive rocks;
“fault”	is a fracture in a rock across which there has been displacement;
“feldspars”	are the most widespread of any mineral group and constitute 60% of the earth’s crust; they occur in all types of rock;
“felsic”	is an adjective applied to igneous rocks having light colored minerals in their mode;
“fracture”	means breaks in a rock, usually planar;
“gabbro”	is a type of igneous rock;
“grade”

means the concentration of an ore metal in a rock sample, given either as weight percent for base metals or in grams per tonne or ounces per short ton for precious metals.  The grade of an ore deposit is calculated, often using sophisticated statistical procedures, as an average of the grades of a very large number of samples collected from throughout the deposit;

“host rock”	is the body of rock in which mineralization of economic interest occurs;
“inlier”	means an area or group of rocks surrounded by rocks of younger age;
“hydrothermal alteration”	means alteration of rocks or minerals by the reaction of hydrothermal water with pre-existing solid phases;
“igneous”

is said of a rock or mineral that solidified from molten or partly molten materials; igneous rocks constitute one of the three main classes into which rocks are divided, the others being metamorphic and sedimentary;

“intrusive”	means a rock mass formed below earth’s surface from magma which has intruded into a pre-existing rock mass;
“Jurassic”	is the period of geological time from 140 to 190 million years ago;
“lens”	means a body of ore or rock that is thick in the middle and thin at the edge, like a doubly convex lens;

“magnetite”

means a black, isometric, strongly magnetic opaque mineral, often containing titanium oxide (and constituting an important ore of iron); a very common and widely distributed accessory mineral in rocks of all kinds;

“mine”	means an excavation in the earth for the purpose of extracting minerals. The excavation may be an open pit on the surface or underground workings;
“mineralization”	means the concentration of metals and their chemical compounds within a body of rock;
“outcrop”	means an exposure on the surface of the underlying rock;
“Paleozoic”	is an era of geological time running from 245 to 570 million years ago;
“porphyry”	means an igneous rock of any composition that contains conspicuous crystals in a fine-grained groundmass;
“pyroclastic”	means rock material formed by volcanic explosion or aerial expulsion from a volcanic vent;
“quartz”	is a mineral consisting of crystalline silica;
“shear”	means a fracture in rock similar to a fault;
“silicification”	means complete or partial replacement of a rock by quartz, often during hydrothermal alteration;
“skarn”

is a term generally reserved for rocks composed mostly of lime-bearing silicates, derived from nearly pure limestones and dolomites into which large amounts of silicon, aluminum, iron and magnesium have been introduced;

“strike”	means the course or bearing of a bed or layer of rock;
“Triassic”	is the period of geological time from 225 to 195 million years ago;
“tuff”	means a compacted pyroclastic deposit of volcanic ash and dust;
“vein”	means a tabular mineral deposit formed in or adjacent to faults or fractures by the deposition of minerals from hydrothermal fluids;
“veinlet”	is a small vein; the distinction between vein and veinlet tends to be subjective;
“volcanic”	pertains to the activity, structures, or rock types of a volcano.

Acquisition, Description and Location of the Ruby Creek Claim

Upon closing of our agreement with Nicholson on February 15, 2006, we obtained through a bill of sale a 100% interest in one unpatented mineral claim consisting of 378.194 hectares located east of Harrison Lake in the Province of British Columbia.

The Ruby Creek Claim is located east of Harrison Lake and northwest of Hope in south-western British Columbia, and has recently been further opened by logging operations which provide new access to the region. The area has been permitted for mining in the vicinity of a major hydro electric line.

The Ruby Creek Claim consists of one unpatented mineral claim representing 378.194 hectares that has been staked and recorded online as per the new British Columbia Regulations. The following table sets forth the details of the claim. Each unit is equal to 25 hectares.

Claim Name	Units	Record Number	Expiry Date
Ruby Creek	15.13	514585	June 24, 2007

See Figures 1 and 1a

In British Columbia, all mining claims are valid for one year.  The expiry date is the annual occurrence of the date of record which is the staking completion date of the claim.  To maintain a claim, the holder must, on or before the expiry date of the claim, pay the prescribed recording fee $8.97 (Cdn$10) per claim and either: (a) record the exploration and development work carried out on that claim during the current year; or (b) pay cash in lieu of work $89.68 (Cdn$100) per claim unit.  As stated above, Nicholson has agreed to maintain the Ruby Creek claim in good standing for 24 months.

Figure 1
RUB Claims

British
Columbia
VANCOUVER
Hope
PROPERTY LOCATION

PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
W.G. TIMMINS

N
Metres
0
500
1000
RUB 8
RUB 7
RUB 6
RUB 5
RUB 4
RUB 3
RUB 2
RUB 1
D
D
D
D
D
MS
MS
UM
UM

Figure 1a

LEGEND

X OutCrop
⊗ Float Boulder

Creek/Stream
Road
traverse Route
Geological Contact
Metasedimentary Rocks MS
Diorite Intrusive Rocks D
Ultramafic Rocks UM
Schistocity (dip) 75°
Faults (?)
Claim Name RUB 1

PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
W.G. TIMMINS

GEOFIN INC.

RUBY CREEK CLAIMS 2005 Summary Report

Geology

Drawn By: L. Stephenson	Date: November 2005	Scale : See above

 After two years, an exploration work value of approximately $179.36 (Cdn$200) is required in subsequent years.  Accordingly, exploration work on the Ruby Creek Claim must be completed and filed with the Province in the amount of approximately $1,435 (Cdn$1600) by June 24, 2007 or this amount must be paid to the Province of British Columbia by that date.  A maximum of 10 years of work credit may be filed on a claim.  If the required exploration work expenditure is not completed and filed with the Province or British Columbia in any year or if a payment is not made to the Province of British Columbia in lieu of the required work within this year, the mineral claims will lapse and title will revert to the Province of British Columbia.  Due to the amount of funds we will be expending towards our exploration program, we expect to fulfill all of these requirements for a period of several years.

The Province of British Columbia owns the land covered by the mineral claims.  At this time, we are not aware of any native land claims that might affect our title to the mineral claims or to British Columbia’s title to the property.  Although we are unaware of any situation that would threaten our claims, it is possible that a native land claim could be made in the future.  The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining.  If we should encounter a situation where a native person or group claims an interest in our claims, we may choose to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims.

There are no known environmental concerns or parks designated for any area contained within the Ruby Creek Claim, and logging operations have been very active in the recent past.  There are no encumbrances on the Ruby Creek Claim.  If advanced exploration proceeds, however, there may be bonding requirements for reclamation.

Geological Exploration Program in General

The Report on the Ruby Creek Claim was prepared by William G. Timmins, who is a graduate of the Provincial Institute of Mining, Haileybury, Ontario and is licensed by the Professional Engineers Association of British Columbia and has practiced his profession continuously for 39 years. The Report is based on published and private reports, maps and data provided by us and in the public domain.  William G. Timmins visited the Ruby Creek Claim during the 1999 and 2000 field season primarily to review the geology.

Our mineral claim presently does not have any mineral reserves.  The property that is the subject of our mineral claim is undeveloped and does not contain any open-pit or underground mines.  There is no mining plant or equipment located on the property.

Phase I of the recommended work program is to be commenced on the Ruby Creek Claim in the Spring of 2007 and it is expected that Phase I will be completed by May 2007 and a report issued by June 2007. Phase II will occur in the Summer of 2007 and a report on the work done is expected within six weeks of completion.  We have retained Nicholson (from whom we acquired the Ruby Creek Claim), to conduct the mineral exploration program under industry standards.

Nicholson will be responsible for hiring personnel and for all appropriate worker-related costs and will bill us for his services.  This work is applicable to assessment requirements for the claims.  The work outlined in the budget set out below will cover an additional year of tenure maintenance.

Access, Climate, Local Resources, Infrastructure, and Physiography

Access to the Ruby Creek Claim is from well maintained logging roads on the south side of the property, from the town of Agassiz, British Columbia.  Agassiz is about two hours drive east of Vancouver in the Fraser Valley.  The area has been permitted for mining in the past and a major hydroelectric line passes the claim.

Topography in the Harrison Lake area is rugged rising from Harrison Lake at under 200 metres to the top of Settler Peak at over 1800 metres. The valleys are steep sided coastal alpine mountain type with typical rain forest vegetation of the coastal ranges of British Columbia.  There is a mix of cedar, hemlock, spruce trees with alder, willow and cottonwood on old roads and poorly drained areas.  Undergrowth brush is typical with salal, devil’s club and assorted berry bushes. Climate is also typical of the Lower British Columbia Mainland area and is such that the lower and middle elevations will be workable year round with little difficulty.  Higher ground may require snow machines or similar track mounted vehicles.

All the major river drainages flow year round as do many subsidiary creeks.  Harrison Lake area is an active logging region with plenty of heavy equipment and operators available for hire.  Most of these operators live in Harrison, Agassiz, Mission, Chilliwack or Hope.  These population centres total almost 50,000 people, are within a one hour drive of the project and provide all amenities including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items. Drilling companies are present in communities nearby, while assay facilities are located in Vancouver, British Columbia.

History

The first indications of a significant ore deposit in the Harrison Lake region were discovered in 1923 along the Stulkawhits Creek and by 1926 the BC Nickel Company had been formed to develop the prospect. Subsequent exploration through the 1920’s and 1930’s discovered the main open pit Pride of Emory zone and led to initial mine development and bulk testing. Further work was curtailed by the Second World War and it was not until the 1950’s that additional exploration and development work was completed, with full scale production achieved in 1958/59 by Pacific Nickel Mines Ltd.

The area has been surveyed by a Geological Survey of Canada airborne magnetic survey (1972). No regional government geological mapping took place in the area prior to 2001. During 2001, the B.C. Geological Survey Branch of Ministry of Energy and Mines undertook the first comprehensive detailed mapping of a portion of the belt; however, this was discontinued due to budget cuts prior to publication of final results.  A government regional geochemistry survey has been completed.

Recent Exploration Work

Since the commencement of staking of the Harrison Lake area numerous companies have been engaged in determining access, prospecting and preliminary geological inspection of the property and the old mine area. Although no definitive mapping has been completed, general observations and several rock samples were taken during the initial program on the adjacent properties.

Geological Setting

Regional Geology

The Harrison Lake area is part of the Coastal Plutonic Sequence between the major suture structure along the Fraser River, located 8 kilometres to the east and the geological province of Wrangallia – which it represents as the eastern most portion – to the west. This terrain is highly metamorphosed as the contact zone of the Wrangallia geologic province where it was being rafted on to the North American Craton.

The ultramafic belt as mapped by the Geological Survey of Canada is a continuous unit that extends from the Pacific Nickel Mine re-emerging from the Spuzzum Diorite Intrusive and swinging north through Settler Mountain and beyond towards Breckenridge Mountain and Glacier approximately 80 kilometres to the north. The belt is between one to over five kilometres wide and intrudes the very sulphide rich metasedimentary rocks equivalents of the Chilliwack Formation (Carboniferous or Permian age). These metasedimentary rocks are marked by the rusty character that is associated with distinctive sulphide gossan throughout the area. The belt is located to the east of the property.

Deposit Type

Pacific Nickel Mine Copper-Nickel Platinum Group Massive Sulphide

The area of the Pacific Nickel mine is hosted within ultramafic rocks with xenoliths of metasediments within the Spuzzum diorite.

The ultramafics have hornblendite reaction zones up to 100 metres in contact with the diorite and appear to represent several pulses of intrusive. The main structural trend of the ore zones is N75°W, which reflects the possible presence of an older structure of weakness that could be responsible for the introduction of the ultramafic body.

The reported grade of the ore averaged 1.4% Ni, 0.5 % Cu, 1 % Cr, and 0.1% cobalt with 0.02 ounces per ton Au and 0.01 opt platinum metals occurring mainly with sulphides as pyrrhotite, pentlandite and chalcopyrite. Magnetite appears to be an integral part of the sulphide system and with olivine forms cores of the sulphide grains. Pyrite appears to be a later replacement of the pentlandite and in stringers within the ore.

Disseminated sulphide mineralization is found mostly in the southwestern half of the main ultramafic body and the smaller subsidiary ultramafic bodies to the south and southwest. The peridotites and olivine pyroxenites appear to be the best mineralized with the former being the most prolific especially near the margins. All the alteration features are closely related to structures (joints and faults) and contacts (dykes and intrusives).

The intersection of the two fault trend sets has been concluded to be the control of the ore zones deposition. Tectonic and intrusive breccia was found to be spatially related to several of the ore pods.

Twenty-six pods of massive sulphide were mined during the history of the operating mine ranging in size from 3,000 tons to 807, 000 tons. The shoots were described as steeply dipping circular to ellipsoid in shape around the long axis of the structure and are 100 feet or more in diameter with their depth extent 5 to 10 times that measure.

Property Geological Setting

The Ruby Creek claim is situated east of Harrison Lake and northwest of Hope in south-western British Columbia. The property is accessible by road up Ruby Creek. The geology of the area of the property is based on preliminary identification of some outcrops and interpreting the regional mapping completed by the government as it relates to the claim areas. Road cuts investigated by William G. Timmins displayed a complex sequence of intrusives and ultramafic dykes requiring follow-up.

Ultramafic units and the Cogburn and Settler Schist and Intrusive units were identified on the claims by prospecting and initial geological mapping. It was noted that these units are all related to the mineralization at the B.C. Nickel Mine. The significance of finding sulphides on the property may indicate that ultramafic rocks are associated with the most prolific part of this belt and, most significantly, any sulphides found, principally pyrrhotite, were associated with ore bearing areas.

Ultramafic boulders were identified and the sources of these boulders are juxtaposed so that they cannot be related to Pacific Nickel Mine and therefore represent potentially new mineralized areas.

Geophysics

Regional Geophysics

The area of the claims has been covered by a Geological Survey of Canada airborne magnetometer survey which highlighted certain broad, highly anomalous magnetic features. These magnetic ‘thumb print” features are very similar to the “thumb print” signature related to that found immediately north of the Pacific Nickel Mine area. The ore pods of the Pacific Nickel Mine are located along the southern edge of the elliptical magnetic anomaly associated with the mine area’s ultramafic intrusion. Therefore, a logical initial exploration approach has been to follow-up in these areas with similar geophysical imprints in the area of the claims.

Geophysics of Claims

No ground geophysical surveying has been reported for the property.

Regional Geochemistry

Regional government stream sediment geochemical surveying was completed which identifies the Property as an area of very anomalous base metal and indicator values. It should be noted that anomalous values, including those near the mine, appear to correlate with the magnetic highs identified in the 1972 government airborne geological survey.

Conclusions

The Ruby Creek Claim provides a very attractive exploration prospect for platinum group, nickel and copper mineralization. The belt has not been subjected to exploration for at least 25 years despite hosting one of British Columbia’s most prolific mines.

Recommended Program

William G. Timmins proposes a detailed program (Phase I) of geological review and exploration to develop a geological base model for the Ruby Creek Claim.  William G. Timmins is of the opinion that both Phases I and II are necessary to complete the initial evaluation of the Ruby Creek Claim and to select drill targets which would be Phase III.

The initial phases of exploration for the Ruby Creek Claim will consist of detailed geological mapping of all roads within and buttressing the Ruby Creek Claim and silt sampling of every drainage or draw (soil sampling if necessary).  This work is important in establishing the base and anomalous geochemical values and the structural implication of the drainages as faults or contacts.

Phase 1 is expected to take approximately 7 days with analysis of samples to take a further 7 to 14 days.  Phase II will take approximately the same amount of time.  Phase I is estimated to cost $4,484 (Cdn$5,000) and Phase II is estimated to cost $4,484 (Cdn$5,000) as detailed below:

Note: We have used Canadian/US Dollar exchange rate of 1.1151

Budget – Phase I

			US$	Cdn$
1	Senior geologist	4 days @ $445 (Cdn$500)/day	1794	2,000
2	One geotechnician	4 days @ $222 (Cdn.$250)/day	897	1,000
3	Equipment rental	4 wheel drive vehicle 4 days @ $85 (Cdn.$100)/day	305	340
4	Food, fuel and supplies		717	800
5	Assays	15 @ $17.80 (Cdn$20) each	269	300
6	Report and Filing Fees		502	560
Total:			4,484	5,000

Budget – Phase II

	US$	Cdn$
1. Follow-up geochemical and detailed geology sampling	2690	3,000
2. Assays 75 @ $17.80 (Cdn$20) per assay	1345	1,500
3. Contingency	449	500
Total:	4,484	5,000

Upon completion of Phase II of the recommended program, we will review the geologist’s report and his conclusions and recommendations for a Phase III program, if warranted.  We expect that this report will be available to us by late summer 2007.

The total budget for Phases I and II is estimated at $8,968 (Cdn$10,000).

Competition

The mineral exploration industry, in general, is intensively competitive and even if commercial quantities of ore are discovered, a ready market may not exist for the sale of the ore.  Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia.  In addition, if we progress to the production phase, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies.  We cannot be certain that such approvals will be obtained.  The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in the Province of British Columbia is the Ministry of Energy and Mines (“MEM”).

MEM manages the development of British Columbia’s mineral resources, and implements policies and programs respecting their development while protecting the environment.  In addition, MEM regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to us is the Mineral Tenure Act, administered by the Mineral Titles Branch of MEM.  We have received permission to carry out our initial two-phases of exploration work.  Should a follow-up exploration program be undertaken, it would be intended to refine information garnered in the first phase employing similar methods of exploration.

In addition, MEM administers the Mines Act, the Health, Safety and Reclamation Code and the Mineral Exploration Code.  Ongoing exploration programs would likely be expanded to include activities such as line cutting, machine trenching and drilling.  In that event a reclamation deposit is usually required in the amount of $2,690 (Cdn$3,000) to $4,484 (Cdn$5,000).  The process of requesting permission and posting the deposit usually takes about two weeks.  The deposit is refundable under a MEM inspector’s determination that the exploration program has resulted in no appreciable disturbance to the environment.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in British Columbia.  The Mineral Tenure Act also governs the issuance of mining leases, which are long term entitlements to minerals, designed as production tenures.  At this phase in the process, a baseline environmental study would have to be produced.  Such a study could take many months and cost in excess of $89,680 (Cdn$100,000).  However, we are only in the preliminary stages of the first stage exploration and development program on the Ruby Creek claim, and there can be no assurance that we will ever get beyond that stage.  The people involved in our project are all accredited professionals and will operate the exploration program in a workmanlike manner that will meet industry standards.  The standards set out here are for general information purposes only and have no affect on our current operations.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act.  The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment.  Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision.  Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body. Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program.  If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests.  Items such as water and waste approvals may be required from the Ministry of the Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken.  Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible.  Other potential pollution or damage must be cleaned up and renewed along standard guidelines outlined in the usual permits.

Reclamation is the process of bringing the land back to its natural state after completion of exploration activities.  Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e., refilling trenches after sampling or cleaning up fuel spills.

Our initial exploration program does not require any reclamation or remediation because of minimal disturbance to the ground.  The amount of these costs is not known at this time as we do not know the extent or the exploration program we will undertake, beyond completion of the recommended exploration phase described above, or if we will enter into production on the property.  Because there is presently no information on the size, tenor or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Employees

We have no employees as of the date of this prospectus other than our officers and directors, James MacPherson, Donald Cameron and Gavin Roy.  We conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our inception.

Subsidiaries

We have no subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Item 17:   Plan of Operations

Our business plan is to proceed with the exploration of the Ruby Creek Claim to determine whether there are commercially exploitable reserves of platinum, nickel, copper or other metals.  We have decided to embark upon the initial two phases of the exploration program recommended by William G. Timmins.  (See “Description of Business” above).  This portion of the program will cost approximately $8,968 (Cdn$10,000).  As at September 30, 2006 we had cash on hand of $37,036.  Accordingly, we are able to proceed through the initial two stages of the exploration program without additional financing.  The program will be overseen in the field by Nicholson.

We expect that the field work phase of our initial two-phase exploration program will be concluded by the spring of 2007.  Once we receive the results of our initial exploration program, our board of directors, in consultation with our consulting geologist, will assess whether to proceed to any further exploration phases.  In making this determination to proceed, we will make an assessment as to whether the results of the initial exploration phase are sufficiently positive to enable us to proceed.  This determination will include an assessment of our cash reserves after completion of the initial phase, the price of minerals and the market for financing of mineral exploration projects at the time of our assessment.  Should the results of our initial exploration program prove not to be sufficiently positive to proceed with further exploration on the Ruby Creek Claim, we intend to seek out and acquire other mineral exploration properties which, in the opinion of our consulting geologist, offer attractive mineral exploration opportunities.

Should a follow-up exploration program be undertaken, it would likely commence in the early summer of 2007 and we would expect our consulting geologist’s report by late summer of 2007.  If warranted, we would require additional financing to carry out a Phase III program on the Ruby Creek Claim and, based on the results of Phase III, any follow-up exploration programs.

When the time comes to obtain additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our common stock.  However, we cannot provide investors with any assurance that we will be able to obtain sufficient funding from the sale of our common stock to fund Phase III of the exploration program should we decide to proceed.  We believe that debt financing will not be an alternative for funding any further phases in our exploration program.  The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated.  We do not have any arrangements in place for any future equity financing.  Failure to raise needed financing could result in our having to discontinue our mining exploration and development business.

During the exploration stage, James MacPherson, our president, will only be devoting approximately 2 to 4 hours per week of his time to our business.  We do not foresee this limited involvement as negatively impacting our company over the next 12 months as all exploratory work is being performed by an outside consultant.  If, however, the demands of our business require more time of Mr. MacPherson, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business.  However, he may not be able to devote sufficient time to the management of our business, as and when needed.

We anticipate that we will incur the following expenses over the next 12 months as of September 30, 2006:

(1)	$8,968 (Cdn$10,000) in connection with the completion of the two-phase recommended geological work program; and
(2)

$27,500 for operating expenses.  Of this amount we plan to spend approximately $20,000 on general, legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934, and approximately $7,500 relating to working capital.  Of the expenditures expected to be made from working capital, $1,000 for transfer agent fees and $1,000 for the printing and distribution of prospectuses and annual statements to our shareholders.

We had cash in the amount of $37,036 as of September 30, 2006.  We do not have plans to purchase any significant equipment or change the number of our employees during the next 12 months.  We have sufficient funds to complete the initial two-phase exploration program and meet our obligations for the short term.  However, we will have to obtain additional financing over the next 12 months, in order to meet all of our anticipated operating expenses and for any significant new operational or exploratory expenses.  Failure to raise needed financing could result in our having to discontinue our mining exploration and development business.

Liquidity and Capital Resources

As of September 30, 2006, we had cash of $37,036, and working capital of $37,036.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Results of Operations for Period from October 5, 2005 (date of incorporation) until September 30, 2006

We did not earn any revenues from inception on October 5, 2005 to September 30, 2006.  We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $42,652 for the period from inception on October 5, 2005 to September 30, 2006.  These operating expenses included: (a) professional fees in connection with our corporate organization and becoming a reporting company under the Securities Exchange Act of 1934 of $19,953; (b) donated office rent of $6,000; (c) donated management services of $6,000; (d) mineral property acquisition costs of $7,500; and general and administrative costs of $3,199.  We anticipate our ongoing operating expenses will increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $42,652 for the period from inception on October 5, 2005 to September 30, 2006.  Our loss was attributable to organizational costs, professional fees, administrative expenses and property acquisition costs.

Item 18:   Description of Property

We own a 100% interest in the Ruby Creek Claim subject to the royalty interests described above.  The Ruby Creek Claim is located near Harrison Lake, B.C. and consists of 15.13 units.

We do not own or lease any property other than our interest in the Ruby Creek Claim.

We currently use, on a no charge basis, office space donated by Donald Cameron one of our directors.  He also provides us with telephone answering, secretarial and mail services.  The arrangement is from month to month with no formal written agreement.  The value of the donated rent is $500 per month and donated services is $500 per month.

Item 19:   Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

-	any of our directors or officers;
-	any person proposed as a nominee for election as a director;
-	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding share of common stock;
-	any of our promoters;
-	any relative or spouse of any of the foregoing persons who has the same home address as such person.

Donald Cameron has been a director since our inception on October 5, 2005.  He acquired 2,500,000 shares of our common stock at a price of $0.001 per share on October 5, 2005.  This represents 24.9% of our issued common stock.

Gavin Roy has been a director and our secretary and treasurer since our inception on October 5, 2005.  He acquired 2,500,000 shares of our common stock at a price of $0.001 per share on October 5, 2005.  This represents 24.9% of our issued common stock.

James MacPherson, has been our president since our inception on October 5, 2005. He acquired 990,000 shares of our common stock at a price of $0.012 per share, on May 31, 2006. This represents 9.9% of our issued common stock.

Other than the purchase of their common shares, none of James MacPherson, Donald Cameron, or Gavin Roy has entered into any agreement with us in which any of them is to receive from us or provide to us anything of value.

Item 20:   Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock.  There is presently no public market for our common stock.  We anticipate making an application for quotation of our common stock on the NASD Over-the-Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be quoted on the bulletin board or, if quoted, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities law; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information as is in such form including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide the customer, prior to effecting any transaction in a penny stock, with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stock, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules.  Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we had 38 holders of record of our common stock.

Rule 144 Shares

A total of 10,030,000 shares of our common stock will be available for resale to the public after June 8, 2007 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

(1)	one percent of the number of shares of the company’s common stock then outstanding, which, in our case, will equal approximately 100,300 shares as of the date of this prospectus; or
(2)	the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be quoted on the NASD Over-the-Counter Bulletin Board.  We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement.  The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement.  We must be a reporting company under the 1934 Act in order that our common stock be eligible for quotation on the NASD Over-the-Counter Bulletin Board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading or quotation on a recognized market for trading of securities in the United States.

We confirm that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and quotation on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our Articles of Incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

(1)	we would not be able to pay our debts as they become due in the usual course of business; or
(2)

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Item 21:   Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our president, secretary and treasurer for all services rendered in all capacities to us for the period from inception to September 30, 2006.

	Annual Compensation				Long-Term Compensation
Name	Title	From October 5, 2005 to September 30, 2006	Salary	Bonus	Other Annual Compen- sation	Restricted Stock Awarded	Options /SARS (#)	LTIP Payouts	All Other Compen- sation
James MacPherson	President.	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Gavin Roy	Secretary & Treasurer	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

We do not pay to our directors or officers any salary or consulting fee.  We anticipate that compensation may be paid to an officer in the event that we decide to proceed with additional exploration programs beyond the initial stage two-phase program.

We do not pay to our directors any compensation for serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Item 22:   Financial Statements

Plaza Resources Inc.

(An Exploration Stage Company)

September 30, 2006

Index

Report of Independent Registered Public Accounting Firm

F-1

Balance Sheet

F-2

Statement of Operations

F-3

Statement of Cash Flows

F-4

Statement of Stockholders’ Equity

F-5

Notes to the Financial Statements

F-6

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders

Plaza Resources Inc.

(An Exploration Stage Company)

We have audited the accompanying balance sheet of Plaza Resources Inc. (An Exploration Stage Company) as of September 30, 2006, and the related statements of operations, cash flows and stockholders' equity for the period from October 6, 2005 (Date of Inception) to September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plaza Resources Inc. (An Exploration Stage Company) as of September 30, 2006, and the results of its operations and its cash flows for the period from October 6, 2005 (Date of Inception) to September 30, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

December 6, 2006

Plaza Resources Inc.

(An Exploration Stage Company)

Balance Sheet

(Expressed in US dollars)

September 30, 2006 $
ASSETS

Current Assets

Cash	37,036
Prepaid expenses	5,000
Due from related party (Note 3 (b))	12
Total Assets	42,048

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accrued liabilities	200

Total Liabilities	200
Contingencies (Note 1)
Stockholders’ Equity

Common Stock, 100,000,000 shares authorized, $0.001 par value 10,030,000 shares issued and outstanding	10,030

Additional Paid-in Capital	62,470

Donated Capital (Note 3)	12,000

Deficit Accumulated During the Exploration Stage	(42,652)
Total Stockholders’ Equity	41,848

Total Liabilities and Stockholders’ Equity	42,048

(The Accompanying Notes are an Integral Part of These Financial Statements)

Plaza Resources Inc.

(An Exploration Stage Company)

Statement of Operations

(Expressed in US dollars)

Accumulated From October 6, 2005 (Date of Inception)
to September 30,
2006
$

Revenue	–

Expenses

General and administrative (Note 3)	15,199
Impairment of mineral property costs (Note 4)	7,500
Professional fees	19,953

Total Expenses	42,652

Net Loss	(42,652)

Net Loss Per Share – Basic and Diluted	(0.01)

Weighted Average Shares Outstanding	6,709,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

Plaza Resources Inc. (An Exploration Stage Company)	Accumulated From October 6, 2005 (Date of Inception) to September 30, 2006
Statement of Cash Flows (Expressed in US dollars)

$
Operating Activities
Net loss for the period	(42,652)

Adjustments to reconcile net loss to net cash used in operating activities:

Donated services and expenses	12,000
Impairment of mineral property	7,500

Changes in operating assets and liabilities
Prepaid expenses	(5,000)
Accrued liabilities	200
Due from related party	(12)

Net Cash Used in Operating Activities	(27,964)

Investing Activities

Acquisition of mineral property	(7,500)

Net cash used for investing activities	(7,500)

Financing Activities

Proceeds from issuance of common stock	72,500

Net cash provided by financing activities	72,500

Increase In Cash and Cash Equivalents	37,036

Cash and Cash Equivalents - Beginning of Period	–

Cash and Cash Equivalents - End of Period	37,036
Supplemental Disclosures
Interest paid	–
Income tax paid	–

(The Accompanying Notes are an Integral Part of These Financial Statements)

Plaza Resources Inc.

(An Exploration Stage Company)

Statement of Stockholders’ Equity

For the Period from October 6, 2005 (Date of Inception) to September 30, 2006

(Expressed in US dollars)

						Deficit
						Accumulated
			Additional	Common		During the
			Paid-In	Stock	Donated	Exploration
	Shares	Amount	Capital	Subscribed	Capital	Stage	Total
	#	$	$	$	$	$	$

Balance – October 6, 2005 (Date of Inception)	–	–	–	–	–	–	–

October 6, 2005 – for cash at $0.001 per share	5,000,000	5,000	–	–	–	–	5,000

May 31, 2006 – for cash at $0.012 per share	5,000,000	5,000	55,000	–	–	–	60,000

June 8, 2006 – for cash at $0.25 per share	30,000	30	7,470	–	–	–	7,500

Donated rent and services	–	–	–	–	12,000	–	12,000

Net loss	–	–	–	–	–	(42,652)	(42,652)

Balance – September 30, 2006	10,030,000	10,030	62,470	–	12,000	(42,652)	41,848

(The Accompanying Notes are an Integral Part of These Financial Statements)

Plaza Resources Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

September 30, 2006

1.      Nature of Operations and Continuance of Business

The Company was incorporated in the State of Nevada on October 6, 2005. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting for Development Stage Enterprises”. The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at September 30, 2006, the Company has accumulated losses of $42,652 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company intends to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 4,040,000 shares of common stock for sale by the existing shareholders of the Company.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is September 30.

b)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Plaza Resources Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

September 30, 2006

2.

Summary of Significant Accounting Policies (continued)

d)

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

e)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

f)

Mineral Property Costs

The Company has been in the exploration stage since its inception on October 6, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights Are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under SFAS 144, “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

g)

Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the carrying value of long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value

h)

Financial Instruments

The fair value of financial instruments, which include cash, and due from a related party, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Foreign currency transactions are primarily undertaken in Canadian dollars. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

i)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Plaza Resources Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

September 30, 2006

2.

Summary of Significant Accounting Policies (continued)

j)

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

k)

Stock-based Compensation

Prior to March 1, 2006, the Company accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” using the intrinsic value method of accounting, under which compensation expense was only recognized if the exercise price of the Company’s employee stock options was less than the market price of the underlying common stock on the date of grant. Effective March 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R “Share Based Payments”, using the modified retrospective transition method. There was no effect on the Company’s reported loss from operations, cash flows or loss per share as a result of adopting SFAS No 123R.

l)

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

Plaza Resources Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

September 30, 2006

2.

Summary of Significant Accounting Policies (continued)

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

3.

Related Party Transactions

a)

During the period ended September 30, 2006, the Company recognized a total of $6,000 for donated services at $500 per month, and $6,000 for donated rent at $500 per month provided by a Director of the Company.

b)

At September 30, 2006, the Company is owed $12 by a Director of the Company, which is unsecured, non-interest bearing and has no repayment terms.

c)

On October 6, 2005, the Company issued 2,500,000 shares of common stock to the President of the Company and 2,500,000 shares of common stock to a Director of the Company in consideration for cash proceeds of $5,000.

Plaza Resources Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

September 30, 2006

4.

Mineral Properties

On February 15, 2006, the Company acquired a 100% interest in a mineral claim located in Harrison Lake, British Columbia, Canada, in consideration for $7,500, subject to a 2.5% Net Smelter Royalty and a 7.5% Gross Rock Royalty.  The Net Smelter Royalty can be reduced by 1.5% for $1,000,000 within 12 months from commencement of commercial production.  Advance royalties of $25,000 shall be paid annually commencing 36 months from the date of the agreement.  The cost of the mineral property of $7,500 was initially capitalized.  At September 30, 2006, the Company recognized an impairment loss of $7,500, as it has not yet been determined whether there are proven or probable reserves on the property.

5.     Common Stock

a)

On October 6, 2005, the Company issued 2,500,000 shares of common stock at $0.001 per share to the President of the Company and 2,500,000 shares of common stock at $0.001 per share to a Director of the Company for cash proceeds of $5,000.

b)

On May 31, 2006, the Company issued 5,000,000 shares of common stock at $0.012 per share for cash proceeds of $60,000.

c)

On June 8, 2006, the Company issued 30,000 shares of common stock at $0.25 per share for cash proceeds of $7,500.

6.    Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $30,700, which commence expiring in 2026.  Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at September 30, 2006 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

September 30, 2006 $
Net Operating Losses	23,100
Statutory Tax Rate	35%
Effective Tax Rate	–
Deferred Tax Asset	8,085
Valuation Allowance	(8,085)
Net Deferred Tax Asset	–

Item 23:   Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants on accounting and financial disclosure.

Available Information

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statements and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Part II

Information Not Required In the Prospectus

Item 24.   Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation.  Our Articles of Incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our board of directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or
(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25:   Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$130
Federal taxes	$Nil
State taxes and fees	$Nil
Transfer Agent fees	$1,000
Accounting fees and expenses	$7,500
Legal fees and expenses	$26,500
Total:	$35,130

All amounts are estimates, other than the Commission’s registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26:   Recent Sales of Unregistered Securities

We issued 5,000,000 shares of common stock to 7 purchasers on May 31, 2006 at a price of $0.012 per share.  The total amount we received from this offering was $60,000.  We issued a further 30,000 shares of common stock to 29 purchasers on June 8, 2006 at a price of $0.25 per share.  The total amount we received from this offering was $7,500. We completed these offerings pursuant to Regulation S of the Securities Act.  Each purchaser represented to us that he was a non-US person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States.  Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends.  Each investor was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers.

The availability of Regulation S is dependent upon the satisfaction of a series of requirements:

(1)	Rule: All offers and sales must be made in offshore transactions. Compliance: All offers and sales were made to non-U.S. residents. Each subscriber is a resident of Canada.
(2)

Rule:  No directed selling efforts can be made in the United States by us, a distributor, their affiliates, or any person acting on behalf of any of the foregoing. Compliance:  No directed selling efforts were made in the United States.

.

(3)	Rule: The issuer must satisfy the conditions of Category 1, 2 or 3 of Rule 903, Regulation S. Compliance: We have complied with the conditions of Category 3 of 903(b).
	(a)	Rule: Offering restrictions must be implemented. Compliance: We implemented offering restrictions in the subscription agreements with investors.
(b)

Rule: All offers or sales made prior to the expiration of a one-year distribution compliance period may not have been made to a U.S. person or for the account or benefit of a U.S. person. Compliance:  The purchasers in this offering are non-U.S. residents.  These purchasers have not offered or sold their shares to date. Their shares are being registered as part of this Form SB-2 registration statement.

	(c)	Rule: Offers or sales made prior to the expiration of a one-year distribution compliance period must have been made pursuant to the following four conditions.
i.

Rule: The purchaser of the securities certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act. Compliance: The purchasers in this offering so agreed in their subscription agreements.

ii.

Rule: The purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act. Compliance: The purchasers in the offering so agreed in their subscription agreements.

iii.

Rule: The issuer’s securities contained a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act. Compliance: A restricted legend, as described below, has been affixed to each purchaser’s share certificate representing all shares purchased in the offering made under Regulation S in the event that such share certificates are issued prior to the effective date of this prospectus.

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE UNITED STATES BY A U.S. PERSON UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE OR AS OTHERWISE PROVIDED IN REGULATION S PROMULGATED UNDER SUCH ACT. NO OFFERS OR SALES OR TRANSFERS (INCLUDING INTERESTS THEREIN) MAY BE MADE OF ANY OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON, EXCEPT AS PERMITTED BY REGULATIONS.”

iv.

Rule: The issuer is required, either by contract or a provision in its bylaws, articles or charter or comparable documents, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the issuer of the securities from refusing to register securities transfers, other reasonable procedures (such as the Regulation S legend described above) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S. Compliance: Plaza Resources Inc. and each subscriber agreed in their respective subscription agreements that we will refuse to register any transfer of these Regulation S shares not made in accordance with the above-stated rule.

(d)

Rule: Each distributor selling securities to a distributor, a dealer, or a person receiving a selling commission, fee or other remuneration, prior to the expiration of a 40-day distribution compliance period in the case of debt securities, or a one-year distribution compliance period in the case of equity securities, sends a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor. Compliance: Not applicable to facts of offering.

Item 27:   Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Conrad C. Lysiak, Attorney
10.1	Property Acquisition Agreement dated February 15, 2006 between the Company and George E. Nicholson
23.1	Consent of Manning Elliott LLP, Chartered Accountants
23.2	Consent of William G. Timmins, P.Eng., Consulting Geologist
23.3	Consent of Conrad C. Lysiak, Attorney

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a) to include any prospectus required by Section 109(a)(3) of the Securities Act of 1933;
(b)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Calgary, Alberta, Canada on December 12, 2006.

PLAZA RESOURCES INC.

By:

      “James MacPherson”

_______________________________________________

James MacPherson, President

(Principal Executive Officer), (Principal Financial Officer)

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on December 12, 2006.

By:

      “Gavin Roy”

_______________________________________________

Gavin Roy, Director, Secretary and Treasurer

(Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities on December 12, 2006:

      “Donald Cameron”

__________________________________________

Donald Cameron, Director

           “Gavin Roy”

__________________________________________

Gavin Roy, Director, Secretary and Treasurer

(Principal Accounting Officer)

      “James MacPherson”

__________________________________________

James MacPherson, President

(Principal Executive Officer), (Principal Financial Officer)